EXHIBIT 23.6
                                                              ------------

                        INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Union Bankshares, Inc. on Form S-4 of our reports dated January 12, 1999 and January 9, 1998 relating to the financial statements as of December 31, 1998 and December 31, 1997 of Citizens Savings Bank & Trust Company, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "EXPERTS" in such Joint Proxy Statement/Prospectus.


A.M. Peisch & Company                  /s/ A.M. Peisch & Company
July 9, 1999
White River Junction, Vermont
VT Reg. No. 92-0000102

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